                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Security Capital Pacific Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        SECURITY CAPITAL PACIFIC TRUST
                           7777 MARKET CENTER AVENUE
                             EL PASO, TEXAS 79912

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 10, 1997

To the shareholders:

  The 1997 annual meeting of shareholders of Security Capital Pacific Trust ("PTR") will be held on Tuesday, June 10, 1997, at the Old El Paso Room, Seventh Floor, Norwest Bank El Paso, El Paso, Texas, at 10:00 a.m. (El Paso time) for the following purposes:

    1. To elect a Board of Trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify;

    2. To approve the Security Capital Pacific Trust 1996 Share Option Plan for Outside Trustees; and

    3. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

  Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

  Shareholders of record at the close of business on April 22, 1997 are entitled to notice of, and to vote at, the meeting.

  Please help PTR by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                          By Order of the Board of Trustees,

                                          Jeffrey A. Klopf
                                          Secretary

April 28, 1997

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                        SECURITY CAPITAL PACIFIC TRUST
                           7777 MARKET CENTER AVENUE
                             EL PASO, TEXAS 79912

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 10, 1997

                               ----------------

                              GENERAL INFORMATION

  The Board of Trustees (the "Board") of Security Capital Pacific Trust ("PTR") is soliciting the accompanying proxy for use at the 1997 annual meeting of shareholders to be held on Tuesday, June 10, 1997 and at any and all adjournments or postponements thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of PTR, by delivering to the Secretary of PTR a duly executed proxy bearing a later date or by attending and voting in person at the meeting. The designated proxy holders will vote common shares of beneficial interest, par value $1.00 per share (the "Common Shares"), represented by a proxy which is received and not revoked. If the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the Common Shares will be voted in accordance with his or her specifications.

  This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 28, 1997.

  If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card. Beneficial owners who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Lucinda G. Marker, Assistant Secretary, Security Capital Pacific Trust, 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

  The cost of soliciting proxies will be borne by PTR. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of Security Capital Pacific Incorporated, PTR's REIT manager (the "REIT Manager" or "REIT Management"). See "Certain Relationships and Transactions--REIT Management Agreement." PTR will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Common Shares held of record by such persons, and PTR will upon request of such record holders reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

  At the close of business on April 22, 1997, approximately 76,591,788 Common Shares were outstanding. Each whole Common Share outstanding on April 22, 1997, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, is entitled to one vote, and each fractional Common Share is entitled to its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

  Assuming the existence of a quorum, the affirmative vote of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to elect each nominee for Trustee and to approve the Security Capital Pacific Trust 1996 Share Option Plan for Outside Trustees (the "1996 Outside Trustees Plan"). Representatives of PTR's transfer agent will assist PTR in the tabulation of the votes. Abstentions and broker non-votes are counted as Common Shares represented at the meeting for purposes of determining a quorum. An abstention has the effect of a vote "withheld" with respect to the election of Trustees and the effect of a vote "against" the approval of the 1996 Outside Trustees Plan.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of April 15, 1997, the beneficial ownership of Common Shares for each person known to PTR to have been the beneficial owner of more than five percent of the outstanding Common Shares on such date and all Trustees and executive officers of PTR as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes, for purposes of calculating the number and percent of Common Shares beneficially owned by a person, that all Cumulative Convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share, of PTR ("Series A Preferred Shares"), beneficially owned by such person (but not any other Series A Preferred Shares) have been converted into Common Shares. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this Proxy Statement. See "Election of Trustees--Nominees" for information regarding the ownership of Common Shares by each Trustee.

                                                      NUMBER OF
                                                    COMMON SHARES   PERCENT OF
                                                    BENEFICIALLY      COMMON
          NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED         SHARES
          ------------------------------------      -------------   ----------
      Security Capital Group Incorporated..........  27,389,833(1)     35.8%
        125 Lincoln Avenue
        Santa Fe, New Mexico 87501
      The Capital Group Companies, Inc.............   4,954,580(2)      6.5%
        333 South Hope Street
        Los Angeles, California 90071
      All Trustees and executive officers as a
       group
       (15 persons)................................     239,614(3)        *

--------
*Less than 1%
(1) These Common Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group Incorporated ("Security Capital Group"), and are pledged to secure Security Capital Group's $300 million revolving line of credit facility with a syndicate of banks. As of April 15, 1997, there were no borrowings outstanding under the line of credit. The line of credit is also secured by securities owned by Security Capital Group of Security Capital Industrial Trust, a publicly traded REIT ("SCI"), Security Capital Atlantic Incorporated, a publicly traded REIT ("ATLANTIC"), Homestead Village Incorporated, a publicly traded real estate operating company ("Homestead"), and Security Capital U.S. Realty, a publicly traded entity based in Luxembourg which invests in real estate operating companies in the United States. Security Capital Group estimates that the aggregate market value of the pledged securities exceeded $2.8 billion as of April 15, 1997. Security Capital Group was in compliance with all covenants under the line of credit at December 31, 1996.
(2) Information regarding beneficial ownership of Common Shares by The Capital Group Companies, Inc. is included herein in reliance on an amendment to
    Schedule 13G dated February 12, 1997 filed with the Securities and Exchange Commission. Capital Research and Management Company, a subsidiary of The Capital Group Companies, Inc., may be deemed to be the beneficial owner of the Common Shares reported, which are owned by various investment companies. The Capital Group Companies, Inc. has sole dispositive power with respect to all Common Shares reported, and such Common Shares were acquired in the ordinary course of business and were not acquired for the purpose, and do not have the effect, of changing or influencing control of PTR.

(3) Includes 32,000 Common Shares issuable to PTR's independent Trustees upon exercise of options granted under PTR's 1987 Share Option Plan for Outside Trustees. See "Election of Trustees--Trustee Compensation."

                             ELECTION OF TRUSTEES

NOMINEES


  The Common Shares represented by the accompanying proxy will be voted to elect the seven nominees named below as Trustees, unless otherwise indicated on the proxy. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by PTR. Trustees are elected to serve until the next annual meeting of shareholders. Each Trustee has sole voting and dispositive power with respect to the Common Shares beneficially owned by him. The Board recommends that shareholders vote FOR the election of each nominee for Trustee.

                                                                            COMMON SHARES
                                                                            BENEFICIALLY
                                                                                OWNED
                                                                          AT APRIL 15, 1997
                                                                          -----------------
                                   BUSINESS EXPERIENCE AND
                                DIRECTORSHIPS OF PUBLICLY HELD    TRUSTEE  COMMON
        TRUSTEE          AGE              COMPANIES                SINCE  SHARES(1) PERCENT
        -------          ---    ------------------------------    ------- --------- -------
Calvin K. Kessler.......  65 President and principal shareholder,  1972    32,267      *
                             Kessler Industries, Inc., El Paso,
                             Texas (manufacturer of furniture and
                             aluminum castings) since 1960.
James H. Polk, III......  54 President, Security Capital Markets   1976    50,000      *
                             Group Incorporated, Santa Fe, New
                             Mexico since March 1997 and Managing
                             Director from August 1992 to March
                             1997; affiliated with the REIT Man-
                             ager since March 1991; prior there-
                             to, President and Chief Executive
                             Officer of PTR for sixteen years;
                             registered with the National Associ-
                             ation of Securities Dealers, Inc.;
                             past President and Trustee of the
                             National Association of Real Estate
                             Investment Trusts, Inc. ("NAREIT").
John C. Schweitzer......  52 Managing Partner, Continental Prop-   1976    34,602      *
                             erties Company, Austin, Texas (real
                             estate and investments) since 1976;
                             General Partner, G.P. Campbell Capi-
                             tal Ltd. (real estate and invest-
                             ments) since 1976; Trustee, Texas
                             Christian University; Director,
                             Homestead and Austin Smiles.
James A. Cardwell.......  65 Chairman and Chief Executive Offi-    1980    32,765      *
                             cer, Petro Stopping Centers, L.P.,
                             El Paso, Texas (operation of full-
                             service truck stopping centers)
                             since 1974; Director, El Paso Elec-
                             tric Company.

                                                                            COMMON SHARES
                                                                            BENEFICIALLY
                                                                                OWNED
                                                                          AT APRIL 15, 1997
                                                                          -----------------
                                   BUSINESS EXPERIENCE AND
                                DIRECTORSHIPS OF PUBLICLY HELD    TRUSTEE  COMMON
        TRUSTEE          AGE              COMPANIES                SINCE  SHARES(1) PERCENT
        -------          ---    ------------------------------    ------- --------- -------
John T. Kelley, III.....  56 Advisory Trustee of SCI; from 1987    1988    16,835      *
                             to 1991, Chairman of the Board,
                             Kelley-Harris Company, Inc., El Pa-
                             so, Texas (real estate investment
                             company); from 1968 to 1987, Manag-
                             ing Director, LaSalle Partners Lim-
                             ited, Chicago, Illinois (corporate
                             real estate services); Director of
                             Security Capital Group and Tri State
                             Media and Trustee of Pacific Retail
                             Trust (ownership and development of
                             infill retail properties in the
                             southwestern United States).
C. Ronald Blankenship...  47 Chairman of PTR (will become non-ex-  1991    34,385      *
                             ecutive Chairman of PTR in June
                             1997); Chairman of the REIT Manager
                             and Managing Director of Security
                             Capital Group since March 1991; from
                             June 1988 to March 1991, Regional
                             Partner, Trammell Crow Residential,
                             Chicago, Illinois (multifamily real
                             estate development and property man-
                             agement); prior thereto, Executive
                             Vice President and Chief Financial
                             Officer, The Mischer Corporation,
                             Houston, Texas (multi-business hold-
                             ing company with investments primar-
                             ily in real estate).
William G. Myers........  69 Chief Executive Officer of Ojai       1994    16,052      *
                             Ranch and Investment Company, Inc.,
                             Santa Barbara, California, which he
                             founded in 1963 (agri-business and
                             other investments); Director, Chal-
                             one Wine Group, Napa, California;
                             Trustee of SCI.

--------
*Less than 1%
(1) Includes for each of Messrs. Kessler and Cardwell beneficial ownership of 10,000 Common Shares, for Mr. Schweitzer beneficial ownership of 8,000 Common Shares and for Mr. Kelley beneficial ownership of 4,000 Common Shares that are issuable upon exercise of options granted under PTR's 1987 Share Option Plan for Outside Trustees. See "--Trustee Compensation" below.

  Security Capital Group has the right to nominate up to three Trustees, depending upon its level of ownership of Common Shares. See "Certain Relationships and Transactions--Security Capital Group Investor Agreement." Messrs. Blankenship, Kelley and Polk, due to their relationship with Security Capital Group, are deemed to be the nominees of Security Capital Group. PTR's Restated Declaration of Trust requires that a majority of the Trustees be independent Trustees.

MEETINGS AND COMMITTEES

  The Board held 44 meetings during 1996, including 40 telephonic meetings. The Audit Committee of the Board, composed of Messrs. Cardwell and Kessler, is responsible for recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of PTR, reviewing and approving non-audit services and reviewing the scope of the audits conducted by the auditors. The Audit Committee held two meetings during 1996. Also, in January 1997, the Board established a Compensation Committee consisting of Messrs. Blankenship, Kelley and Myers, which reviews and approves PTR's compensation arrangements and plans. PTR has no standing nominating committee. During 1996, each Trustee attended at least 75 percent of the total number of meetings of the Board and the committees on which he served (except that Messrs. Cardwell and Kelley attended approximately 60% and 72%, respectively, of such meetings).

TRUSTEE COMPENSATION

  Trustees who are not employees of the REIT Manager or any of its affiliates receive an annual retainer of $18,000 and meeting fees of $1,000 for each Board meeting attended (other than telephonic meetings), and the chairpersons of each committee receive an additional retainer of $1,000. Both the retainers and meeting fees are paid quarterly. Employees of the REIT Manager or any of its affiliates who are Trustees are not paid any Trustee fees. Messrs. Blankenship and Polk are not separately compensated for serving as Trustees. Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

  In addition, if the 1996 Outside Trustees Plan is approved by shareholders, each Trustee who is not an employee or officer of PTR or Security Capital Group or any of its affiliates (the "Outside Trustees") will be entitled to receive, on the date of each annual meeting of shareholders held prior to January 1, 2007, an option (an "Option") to purchase 2,000 Common Shares at a price per share equal to the closing price of a Common Share on the New York Stock Exchange (the "NYSE") on such date. The Outside Trustees of PTR received similar options under PTR's 1987 Share Option Plan for Outside Trustees, which expired on December 31, 1996. See "Adoption of the 1996 Outside Trustees Plan."

PTR OFFICERS

  All of the officers of PTR are officers and employees of the REIT Manager and are compensated solely by the REIT Manager for their services as employees of the REIT Manager, including the services which such persons perform pursuant to the REIT Management Agreement between the REIT Manager and PTR described below. All executive functions of PTR are performed by the REIT Manager and PTR currently has no employees. See "Certain Relationships and Transactions--REIT Management Agreement." For a description of an agreement that PTR has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services Incorporated ("SCG Realty Services"), its property management affiliate, into a newly formed subsidiary of PTR in exchange for Common Shares, see "Certain Relationships and Transactions--The Merger Transaction."

                  ADOPTION OF THE 1996 OUTSIDE TRUSTEES PLAN

  A proposal will be presented at the annual meeting to approve the 1996 Outside Trustees Plan, which was adopted by the Board on December 10, 1996, subject to shareholder approval. The Common Shares represented by the accompanying proxy will be voted to adopt the 1996 Outside Trustees Plan, unless otherwise indicated on the proxy. The 1996 Outside Trustees Plan is substantially similar to PTR's 1987 Share Option Plan for Outside Trustees, which expired on December 31, 1996. A summary of the material provisions of the 1996 Outside Trustees Plan is set forth below and is qualified in its entirety by reference to the 1996 Outside Trustees Plan as set forth in Appendix A hereto. The Board recommends that shareholders vote FOR the adoption of the 1996 Outside Trustees Plan.

GENERAL

  The purpose of the 1996 Outside Trustees Plan is to enable the Outside Trustees of PTR to increase their ownership of PTR and thereby increase the alignment of their interests with those of PTR's other shareholders.

  To achieve the foregoing objective, the 1996 Outside Trustees Plan provides for grants of Options to purchase Common Shares. The Secretary of PTR (the "Administrator") administers the 1996 Outside Trustees

Plan with a view to PTR's best interests and the 1996 Outside Trustees Plan's objectives. The Administrator has authority to adopt administrative guidelines, rules and regulations relating to the 1996 Outside Trustees Plan and to make all determinations necessary or advisable for the implementation and administration of the 1996 Outside Trustees Plan.

  The number of Common Shares reserved for issuance upon exercise of Options granted under the 1996 Outside Trustees Plan is 100,000. Common Shares that are forfeited will again become available for awards under the 1996 Outside Trustees Plan.

  In the event of changes in the outstanding Common Shares by reason of any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of Common Shares or the payment of a dividend in Common Shares, or any other increase or decrease in the number of Common Shares, or merger or consolidation, or recapitalization, reorganization, spinoff, exchange or other distribution or other similar event, the Administrator shall make appropriate adjustments to the aggregate number of Common Shares available under the 1996 Outside Trustees Plan and the type and number of Shares subject to Options under the 1996 Outside Trustees Plan and the terms of such Options (including the exercise price thereof).

  On the date of each annual meeting of shareholders of PTR for the years 1997 through and including 2006, each Outside Trustee serving on such date (after the election of Trustees in the meeting) will be granted an Option to purchase 2,000 Common Shares at an exercise price equal to the closing price of the Common Shares on the NYSE on such date. In 1997, Options for 2,000 Common Shares will be awarded under the 1996 Outside Trustees Plan to each of Messrs. Cardwell, Kelley, Kessler, Myers and Schweitzer.

  Each Option will be immediately exercisable, but must be exercised before the earliest of the following events to occur: the date that is three months after the date that the Option holder's position as a Trustee terminates, the date that is twelve months after the date the Trustee becomes disabled or dies or the date that is five years after the date the Option is granted.

  If fifty percent or more of the outstanding Common Shares are acquired in a cash tender offer or exchange offer, each Option holder shall have the right to exercise his or her Option in full or surrender his or her outstanding Option in exchange for a cash payment from PTR in an amount equal to the excess of the offer price or value over the Option price. If PTR dissolves, each Option holder shall have the right to exercise his or her Option in full before the date of the dissolution.

AMENDMENT AND TERMINATION

  The 1996 Outside Trustees Plan may be amended or terminated at any time by the Board. The provisions relating to the amount, price and timing of grants under the 1996 Outside Trustees Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder, unless such amendment would not affect the exemption provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

FEDERAL INCOME TAX CONSIDERATIONS

  The following is a brief description of the federal income tax treatment that will generally apply to grants under the 1996 Outside Trustees Plan based on current law.

  The grant of an Option under the 1996 Outside Trustees Plan will not itself be a taxable event and the Option holder will not be subject to any income tax consequences with respect to the Option unless and until the Option is exercised. Upon the exercise of the Option, the Option holder will generally recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Shares on the date of exercise and PTR will be entitled to a corresponding tax deduction at the time the Option holder realizes ordinary income. The Option holder's tax basis in the Common Shares will equal the sum of the exercise price paid and the amount of ordinary compensation income recognized by the Option holder upon the exercise of the Option. The Option holder's holding period for the Common Shares will begin on the day on which the Common Shares are acquired pursuant to the exercise of the Option. Upon a subsequent sale of the Common Shares, the Option holder will generally recognize a capital gain or loss equal to the difference between the amount realized in the sale and such Option holder's tax basis in the Common Shares, assuming the Common Shares are a capital asset in the hands of the Option holder. Such gain or loss will be long-term capital gain or loss if the Common Shares have been held for more than one year.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Common Shares against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the NAREIT Equity REIT Index for the five-year period commencing January 1, 1992 and ended December 31, 1996. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
               PTR COMMON SHARES, S&P COMPOSITE-500 STOCK INDEX
                          & NAREIT EQUITY REIT INDEX

                               PERFORMANCE GRAPH

                                                      DECEMBER 31,
                                         ---------------------------------------
                                          1992    1993    1994    1995    1996
                                         ------- ------- ------- ------- -------
PTR..................................... $148.38 $221.74 $210.67 $246.32 $351.48
S&P 500.................................  107.61  118.39  119.99  164.92  202.69
NAREIT..................................  114.59  137.16  141.46  163.06  220.56

--------
(1) Assumes that the value of the investment in Common Shares and each index was $100.00 on January 1, 1992 and that all dividends were reinvested. For purposes of calculating total return on the Common Shares, the Homestead Distribution described below in "Certain Relationships and Transactions-- Homestead Transaction" was valued based on the closing prices of the securities distributed on the American Stock Exchange (the "ASE") on November 12, 1996, the day of the distribution.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

REIT MANAGEMENT AGREEMENT

  Effective March 1, 1991, PTR entered into a REIT management agreement (the "REIT Management Agreement") with the REIT Manager pursuant to which the REIT Manager assumed day-to-day management of PTR. All officers of PTR are employees of the REIT Manager and PTR currently has no employees. The REIT Manager provides both strategic and day-to-day management of PTR, including research, investment analysis, acquisition, development, dispositions, property management, capital markets, legal, accounting and other administrative services. The REIT Manager is a wholly owned subsidiary of Security Capital Group, which owned approximately 36.0% of the Common Shares as of March 31, 1997. See "Principal Shareholders."

  The REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus 16% of cash flow as defined in the REIT Management Agreement in excess of $4,837,000, payable monthly. In the REIT Management Agreement, cash flow is calculated by reference to PTR's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Trustees of PTR and (iii) 33% of any interest paid by PTR on convertible subordinated debentures (of which there has been none since the inception of the REIT Management Agreement); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) actual or assumed principal and interest payments on long-term debt, (iii) interest income received in connection with convertible mortgage notes of Homestead and (iv) distributions actually paid with respect to any nonconvertible preferred shares of beneficial interest of PTR. The REIT Management Agreement provides that long-term unsecured debt is treated as if it had regularly scheduled principal and interest payments similar to a 20-year, level monthly payment, fully amortizing mortgage, and the assumed principal and interest payments are deducted from cash flow in determining the fee. Cash flow does not include dividend and interest income from PTR Development Services Incorporated, realized gains or losses from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of 0.25% per year on the average daily balance of cash equivalent investments.

  PTR is obligated to reimburse the REIT Manager for certain expenses incurred by the REIT Manager on behalf of PTR relating to PTR's operations, consisting primarily of external professional fees, offering costs and travel expenses.

  The REIT Management Agreement is renewable by PTR annually, subject to a determination by the independent Trustees (who receive performance benchmark information verified by an independent third party) that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of PTR and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on PTR's results of operations cannot be predicted, other than that REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases. For 1996, the REIT Manager earned REIT Management fees totalling $22,191,000. See "--The Merger Transaction" for a description of an agreement PTR has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of PTR in exchange for Common Shares.

SECURITY CAPITAL GROUP INVESTOR AGREEMENT

  Pursuant to various agreements, as amended (the "Investor Agreement"), between PTR and Security Capital Group, Security Capital Group is entitled to designate three persons to be nominated for election to the Board. Messrs. Blankenship, Kelley and Polk, due to their relationship with Security Capital Group, are deemed to be the nominees of Security Capital Group. So long as Security Capital Group beneficially owns at least 10% of the Common Shares, PTR is prohibited from increasing the number of members of the Board to more than eight. Additionally, the Investor Agreement, among other things, requires PTR to obtain Security Capital Group's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and
(iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The Investor Agreement also provides certain registration rights to Security Capital Group in respect of Common Shares beneficially owned by Security Capital Group.

  Security Capital Group is permitted to acquire beneficial ownership of up to 49% of the outstanding Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities) without triggering any of PTR's anti-takeover defenses (such as the provision in PTR's Restated Declaration of Trust permitting PTR to redeem Common Shares owned in excess of 9.8% of the outstanding Common Shares). PTR also has provided Security Capital Group a limited exemption from the application of two anti-takeover statutes promulgated in Maryland, the state in which PTR is organized. Security Capital Group has agreed not to acquire for its own account or through its affiliates, as defined in the Investor Agreement, more than 49% of the outstanding Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities) except, if at all, pursuant to an all cash tender offer for all Common Shares which is held open for at least 90 days. PTR would not be restricted in opposing any such tender offer. See "--The Merger Transaction-- Relationship with Security Capital Group After the Merger" for a description of the revised investor agreement which would replace the current Investor Agreement if the Merger described below is consummated.

PROPERTY MANAGEMENT

  PTR believes that its communities must be actively managed in order to maximize cash flow and enhance long-term economic performance. Therefore, PTR has retained SCG Realty Services, its affiliated multifamily property management and customer service firm wholly owned by Security Capital Group, to manage most of PTR's communities. As of April 15, 1997, approximately 95.0% of PTR's operating multifamily communities were managed by SCG Realty Services, based on total expected investment, with the balance of the communities in various stages of transition to SCG Realty Services' management. Rates for services performed by SCG Realty Services are subject to annual approval by PTR's independent Trustees (who receive an annual review of fees paid for similar services from an independent third party). The Trustees believe such services are performed at market rates. During 1996, PTR paid aggregate fees of $9.7 million to SCG Realty Services and aggregate fees of $1.9 million to Homestead Realty Services Incorporated for property management services relating to PTR's Homestead Village(R) properties. See "--The Merger Transaction" for a description of an agreement that PTR has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of PTR in exchange for Common Shares.

HOMESTEAD TRANSACTION

  In March 1996, the Board began considering ways for PTR to maximize shareholder value with respect to its Homestead Village(R) properties. In May 1996, PTR, ATLANTIC, Security Capital Group and Homestead entered into a merger agreement, pursuant to which each of PTR, ATLANTIC and Security Capital Group agreed to contribute, through a series of merger transactions, all of their respective assets relating to Homestead Village(R) properties to Homestead, and PTR and ATLANTIC agreed to enter into funding commitment agreements (see "--Funding Commitment Agreement"). PTR's and ATLANTIC's respective shareholders approved the Homestead transaction on September 12, 1996 and September 13, 1996, respectively, and the closing of the Homestead transaction occurred on October 17, 1996, which resulted in PTR (a) owning 9,485,727 shares of Homestead common stock, (b) owning 6,363,789 warrants to purchase one share of Homestead common stock at $10.00 per share and (c) owning approximately $84.5 million of convertible mortgage notes with an obligation to fund up to an additional approximately $136.8 million of convertible mortgage notes as described below (see "--Funding Commitment Agreement"). PTR distributed the Homestead common stock and warrants which it received to its shareholders pro rata on November 12, 1996 (the "Homestead Distribution"). Each holder of record of a Common Share on October 29, 1996 received 0.125694 shares of Homestead common stock and warrants to purchase
0.084326 shares of Homestead common stock. The Homestead common stock and warrants trade on the ASE under the symbols "HSD" and "HSD.W," respectively.

FUNDING COMMITMENT AGREEMENT

  Pursuant to a funding commitment agreement entered into at the closing of the Homestead transaction, PTR agreed to make mortgage loans to Homestead of up to $198.8 million, including $75.9 million which was funded prior to the closing of the transaction, which amount was anticipated to be sufficient to complete the development of the Homestead Village(R) properties contributed by PTR. PTR received 6,363,789 warrants, each to purchase one share of Homestead common stock, in exchange for its entering into the funding commitment agreement, which PTR subsequently distributed pro rata to its shareholders in the Homestead Distribution. Each Homestead warrant is exercisable at $10.00 per share and expires October 27, 1997. The exercise price was determined based on the overall structure of the Homestead transaction and, in particular, considering Homestead's future capital needs and a desire to provide liquidity to PTR's shareholders with respect to their warrants. PTR will receive convertible mortgage notes in respect of fundings under the funding commitment agreement in stated amounts of up to $221.3 million, including the $84.5 million of notes which were outstanding at the closing of the Homestead transaction. The effect of these provisions of the funding commitment agreement is that PTR will fund approximately $900,000 for each $1,000,000 principal amount of convertible mortgage loans. The convertible mortgage loans are recorded for financial reporting purposes at a discount of approximately $22.5 million which are being amortized and recorded as an adjustment to interest income over the ten-year term of the mortgage loans using the effective interest method. The relative ownership percentages of PTR, ATLANTIC and Security Capital Group in Homestead were determined based upon the relative value of the contributed assets assuming that all of the properties to be contributed had been developed and were fully operational. PTR agreed to fund convertible mortgages to provide for the development of the Homestead Village(R) properties and to achieve its ownership allocations. The funded amount of PTR under the convertible mortgages was in an amount that was anticipated, pursuant to development budgets, to be sufficient to complete the development of the Homestead Village(R) properties contributed by PTR. The difference between the funded amount and the stated amount of the convertible mortgage loans arose because the rate of return on the existing Homestead Village(R) properties contributed by PTR was projected to exceed the rates of return on the Homestead Village(R) properties contributed by PTR and ATLANTIC to Homestead which were under construction or in pre-development planning. This expected difference in the rates of return arose because, as of July 1, 1996, PTR was expected to have 28 Homestead Village(R) properties in operation and generating income, while ATLANTIC was expected to have none. Additionally, the average property development costs for the existing PTR Homestead Village(R) properties, on balance, were expected to be less than those for the PTR and ATLANTIC Homestead Village(R) properties projected to be built in the future because a large portion of the existing PTR Homestead Village(R) properties were in planning or under development during 1992 and 1993 when land prices and construction costs were less than they were when the transaction was negotiated and were anticipated to be over the next 18 months. Because of the foregoing factors, and as a result of Homestead's desire to issue a single class of convertible mortgage notes bearing a 9% per annum interest rate, the stated amounts of the convertible mortgage notes were adjusted to provide an effective yield (after giving effect to the original issue discount and premium for PTR and ATLANTIC, respectively, and the issuance of the Homestead warrants and the convertibility of the mortgage notes) to each of PTR (approximately 12.4% on a fully funded basis) and ATLANTIC (approximately 8.5% on a fully funded basis) that was reflective of the relative rates of return anticipated to be realized on all of the properties contributed by PTR and ATLANTIC, respectively. These rates were estimated at the time of the closing of the Homestead transaction and the actual effective yields will depend upon the timing of fundings under the funding commitment agreements.

  The obligation of PTR is limited to a specific dollar amount for each property identified in the funding commitment agreement. Upon any determination by Homestead to commence development of a property identified in the funding commitment agreement, Homestead is required to notify PTR and PTR is required to fund up to the full amount of its obligation with respect to such property. Homestead is required to endeavor in good faith to complete the development of such property consistent with the development plans for such property. Each mortgage note issued by Homestead pursuant to the funding commitment agreement is convertible into shares of Homestead common stock on the basis of one share of Homestead common stock for every $11.50 of principal outstanding on the mortgage loan. The obligation of Homestead to call for funding of, and the obligation of PTR to provide funding for, the mortgage loans expire on March 31, 1998, except with respect to properties for which Homestead has given notice that it intends to develop. Interest on the mortgage notes accrues at the rate of 9% per annum on the unpaid principal balance, payable every six months. The mortgage notes are scheduled to mature on October 31, 2006, and are not callable until October 27, 2001. Homestead has pledged the assets that were contributed by PTR as collateral for the mortgage loans being made by PTR. At December 31, 1996, PTR had advanced $101.2 million under the funding commitment agreement and $112.6 million of mortgage notes (face amount) were outstanding on such date.

PROTECTION OF BUSINESS AGREEMENT

  PTR entered into a protection of business agreement with Homestead at the closing of the Homestead transaction which prohibits PTR and its affiliates from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily communities. The agreement does not prohibit PTR from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in a business other than owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The agreement does not prohibit Homestead from: (i) owning securities of PTR, ATLANTIC or Security Capital Group; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden-style multifamily communities; and (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden-style multifamily communities, so long as not more than 5% of such person's consolidated revenues are derived from such communities. The agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from PTR, ATLANTIC or Security Capital Group or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than PTR, ATLANTIC or Security Capital Group or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's board of directors. Subject to earlier termination pursuant to the preceding sentence, the protection of business agreement will terminate on October 17, 2006.

HOMESTEAD INVESTOR AGREEMENT

  PTR entered into an investor and registration rights agreement with Homestead at the closing of the Homestead transaction pursuant to which PTR is entitled to designate one person for nomination to the Homestead board of directors, and Homestead will use its best efforts to cause the election of such nominee, until March 31, 1998 and for so long thereafter as PTR has the right to convert in excess of $20 million in principal amount of loans made pursuant to its funding commitment agreement. Such nominee may, but need not, include the same person(s) nominated by Security Capital Group pursuant to Security Capital Group's investor agreement with Homestead. In addition, Homestead has granted to PTR registration rights with respect to the distribution of all of the shares of Homestead common stock issuable upon conversion of the convertible mortgage notes. Prior to October 22, 1997, PTR may request one registration of those shares of Homestead common stock which are issued upon conversion of any or all of the convertible mortgage notes during such one-year period and which it intends to distribute to its shareholders. After such one-year anniversary, PTR may request three additional registrations pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, of all shares of Homestead common stock issued or issuable upon conversion of the convertible mortgage notes. Such registration, except for the fees and disbursements of counsel to PTR, shall be at the expense of Homestead.

THE MERGER TRANSACTION

 The Transaction

  In January 1997, Security Capital Group made a proposal to the Board that Security Capital Group exchange the REIT Manager and SCG Realty Services for Common Shares, with the result that PTR would become an internally managed REIT. On March 24, 1997, Security Capital Group and PTR entered into a Merger and Issuance Agreement, as amended (the "Merger Agreement"), which is subject to customary closing conditions, including the approval of PTR's shareholders, pursuant to which Security Capital Group will cause the REIT Manager and SCG Realty Services to be merged into a newly formed subsidiary of PTR (the "Merger"). The employees of the REIT Manager and SCG Realty Services will become employees of PTR as a result of the Merger. In exchange for the transfer of those businesses, PTR will issue to Security Capital Group Common Shares valued at approximately $75.8 million. The number of Common Shares issuable to Security Capital Group will depend on the average market price of the Common Shares prior to the record date for determining PTR's shareholders entitled to vote at the meeting in connection with the Merger, subject to a maximum and minimum number of Common Shares.

  In order to allow PTR's shareholders to maintain their relative ownership in PTR, concurrently with the proxy solicitation seeking approval of the Merger, PTR will conduct a rights offering entitling its shareholders (other than Security Capital Group) to purchase up to approximately $135 million of additional Common Shares (subject to adjustment for further issuances of Common Shares prior to the record date therefor). The exercise price for Common Shares in the rights offering is expected to be the same price at which Common Shares will be issued to Security Capital Group under the Merger Agreement if the price of the Common Shares remains within a specified range. In addition, as part of the Merger transaction, and in order to permit holders of Common Shares to benefit from the Merger transaction on the same terms as equity holders in Security Capital Group, Security Capital Group will issue warrants to purchase shares of Security Capital Group's Class B common stock pro rata to PTR's shareholders (the "Warrant Issuance"), other than Security Capital Group, after the closing of the Merger and the rights offering. The Warrant Issuance will result in taxable ordinary income to PTR's shareholders who receive the warrants, whether or not the shareholders sell the warrants received in the Warrant Issuance.

  THIS PROXY STATEMENT DOES NOT RELATE TO THE MERGER. YOU WILL BE RECEIVING A SEPARATE PROXY STATEMENT WITH RESPECT TO THE MERGER. A SPECIAL SHAREHOLDERS' MEETING TO VOTE ON THE MERGER IS EXPECTED TO BE HELD IN THE THIRD QUARTER OF 1997.

 Relationship with Security Capital Group After the Merger

  Under the terms of the Merger Agreement, and assuming the Merger Agreement is approved by PTR's shareholders, PTR will enter into a revised investor agreement with Security Capital Group upon consummation of the Merger which will provide that so long as Security Capital Group owns 25% or more of the Common Shares, Security Capital Group will continue to have rights to direct major policies of PTR. See "--Security Capital Group Investor Agreement" for a description of the current Investor Agreement. Security Capital Group will have the right, so long as it owns between 10% and 25% of the Common Shares, to nominate one person to the Board. So long as Security Capital Group owns 25% or more of the Common Shares, Security Capital Group will be entitled to nominate a proportionate number of persons to the Board subject to a maximum of three nominees if the size of the Board does not increase above the current size. Under the revised investor agreement, PTR will be required to consult with Security Capital Group's nominees to the Board prior to taking any action with respect to the following: (i) finalization of the annual budget and substantial deviations therefrom; (ii) the acquisition or sale of assets in a single transaction where the price exceeds $25 million; (iii) any contract for investment, property management or leasing services; and (iv) any service contract providing for payments in excess of $1.0 million. PTR will have no obligation to follow the advice of Security Capital Group with respect to the foregoing matters.

  Under the revised investor agreement, Security Capital Group will also have the right of prior approval with respect to the following matters: (i) the issuance of equity securities or securities convertible into equity securities (other than issuances in connection with option, dividend reinvestment and similar plans) for less than the fair market value of such securities; (ii) the issuance of any preferred shares which would result in the Fixed Charge Coverage Ratio (as defined) being less than 1.4 to 1.0; (iii) adopting any employee benefit plans under which Common Shares may be issued; (iv) the compensation of senior officers of PTR; and (v) incurring additional indebtedness which would result in the Interest Expense Coverage Ratio (as defined) being less than 2.0 to 1.0. Finally, under the revised investor agreement, Security Capital Group has the right to call a special meeting of shareholders to consider a Security Capital Group proposed slate of nominee Trustees in the event that any of its approval rights are held to be unenforceable by a court.

  Security Capital Group will be permitted to make job opportunities with its affiliates, including ATLANTIC and SCI, available to the officers and employees of PTR; provided that Security Capital Group gives the Board two weeks' notice prior to making an opportunity available to a senior officer of PTR.

  Under the terms of the Merger Agreement, and assuming the Merger Agreement is approved by PTR's shareholders, PTR will also enter into an administrative services agreement with a subsidiary of Security Capital Group. Under this agreement, Security Capital Group will provide PTR with certain administrative and other services requested by PTR. PTR will not be required to purchase any services. The fees payable to Security Capital Group will be equal to Security Capital Group's cost of providing such services plus 20%. For the initial term of the agreement (through December 31, 1998), the fees payable to Security Capital Group will not exceed approximately $7.7 million of which approximately $2.2 million will apply to the period between the closing of the Merger and December 31, 1997 and the remainder will apply to 1998, but may be less than such amount.

  In addition, pursuant to a protection of business agreement to be entered into with Security Capital Group in connection with the Merger Agreement, Security Capital Group will agree that, for a three-year term, neither it nor any affiliate will provide substantially the same services as those being provided by the REIT Manager and SCG Realty Services to any person within the United States owning or operating real property that is or is planned to be used primarily for multifamily communities.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires PTR's Trustees, officers and beneficial owners of more than ten percent of the outstanding Common Shares to file reports of ownership and changes in ownership of the Common Shares with the Securities and Exchange Commission and to send copies of such reports to PTR. Based solely upon a review of such reports and amendments thereto furnished to PTR and upon written representations of certain of such persons that they were not required to file certain of such reports, PTR believes that no such person failed to file any such report on a timely basis during 1996, except that Jay S. Jacobson and R. Scot Sellers, executive officers of PTR, each filed one late report with respect to one transaction during 1996.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected KPMG Peat Marwick LLP, certified public accountants, who have served as auditors for PTR since 1980, to serve again as the auditors of PTR's books and records for the coming year. A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting, and will be given an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  PTR's 1996 Annual Report, which includes financial statements, has previously been mailed to shareholders or is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder of PTR intended to be presented at the 1998 annual meeting of shareholders must be received by PTR at its principal executive offices not later than December 28, 1997, for inclusion in PTR's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  PTR is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Trustees,

                                          Jeffrey A. Klopf
                                          Secretary

April 28, 1997

                                                                     APPENDIX A

                        SECURITY CAPITAL PACIFIC TRUST
                  1996 SHARE OPTION PLAN FOR OUTSIDE TRUSTEES

                                   SECTION 1

                                    PURPOSE

  The Security Capital Pacific Trust 1996 Share Option Plan for Outside Trustees (the "Plan") has been established by Security Capital Pacific Trust (the "Company") to promote the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable trustees and by encouraging such trustees to acquire a proprietary interest in the Company.

                                   SECTION 2

                                 OPTION GRANTS

  2.1. Election. Each Eligible Trustee shall be entitled to the grant of an "Option", subject to the following:

    (a) Each member of the Board of Trustees of the Company (the "Board") who is not an employee of the Company or any Related Company shall be an "Eligible Trustee". A "Participant" is an Eligible Trustee who has received an Option under the Plan.

    (b) As of the first business day after each annual meeting of the Company's shareholders after December 10, 1996 (the "Effective Date"), each Trustee who is then an Eligible Trustee shall be granted an Option to purchase 2,000 Common Shares of Beneficial Interest, par value $1.00 per share (the "Stock").

     (c) If an individual becomes an Eligible Trustee on a date other than an annual meeting, he shall be granted an Option to purchase a number of shares of Stock as of the date on which he first becomes an Eligible Trustee. The number of shares subject to the Option shall be the number which would have been subject to the Option if he had become an Eligible Trustee at the immediate preceding annual meeting, except that such number of shares shall be subject to a pro-rata reduction to reflect the portion of the year prior to the date on which he becomes an Eligible Trustee. In no event shall an Option be granted with respect to a fractional share, and the amount of any pro-rata reduction shall be rounded to the nearest whole share.

    (d) The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code")) or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

  2.2. Option Terms. Each Option granted pursuant to this Section shall be subject to the following:

    (a) Each Option shall provide for a per-share exercise price equal to the Fair Market Value of a share of Stock on the date as of which the Option is granted (but in no event less than the par value of a share of Stock). The "Fair Market Value" of a share of Stock of the Company as of any date shall be determined in accordance with the following rules:

      (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per share of the Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

      (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Administrator and regularly reporting the market price of Stock in such market.

      (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Administrator in good faith.

    (b) The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

    (c) The Option purchase price shall be payable in cash or in shares of Stock held at least six months (valued at Fair Market Value as of the day of exercise) or in any combination thereof. If a cashless exercise procedure is established by the Company, a Trustee may elect to pay the purchase price upon the exercise of an Option granted pursuant to this Section through such cashless exercise procedure.

    (d) Each Option shall be immediately exercisable.

    (e) An Option shall expire on the earlier of: (i) the five-year anniversary of the date it is granted; (ii) the three-month anniversary of the Trustee's Date of Termination for any reason other than death or Disability, or (iii) the one-year anniversary of the Trustee's Date of Termination by reason of death or Disability.

    (f) Each Option granted under this Section shall be evidenced by an Agreement duly executed on behalf of the Company and by the Trustee to whom such Option is granted and dated as of the applicable date of grant. Each Agreement shall comply with and be subject to the terms of the Plan.

    (g) The Options are not intended to be "incentive stock options" as that term is described in section 422 of the Code.

    (h) A Participant's "Date of Termination" shall be the day following the last day on which he serves as a Trustee.

    (i) A Trustee shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Administrator, is expected to have a duration of not less than 120 days.

                                   SECTION 3

                         OPERATION AND ADMINISTRATION

  3.1. Duration. The Plan shall become effective on the Effective Date, subject to shareholder approval. Options may be awarded under the Plan prior to such approval, provided, that no Option may be exercised prior to such approval and, in the event such approval is not obtained, the Options shall be of no effect. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options granted under it are outstanding and not exercised; provided, however, that no new Options shall be made under the Plan on or after the tenth anniversary of the Effective Date.

  3.2. Shares Subject to Plan. The shares of Stock with respect to which Options may be awarded under the Plan shall be currently authorized but unissued shares or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. The maximum number of shares of Stock available for Options under the Plan shall not exceed 100,000 shares.

  3.3. Adjustments to Shares. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to Shares or other change in the corporate structure or capitalization affecting the Shares, the type and number of Shares which are or may be subject to Options under the Plan and the terms of any outstanding Options (including the exercise price at which outstanding options may be exercised) shall be equitably adjusted by the Administrator, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Eligible Trustees under the Plan. Upon a merger or consolidation in which the Company is not the surviving entity, the Administrator may terminate each outstanding Option; provided, however, in the event the Administrator elects to terminate outstanding Options, the Optionee shall have the right immediately prior to such merger or consolidation to exercise his Option in full even though such Option would not otherwise be exercisable under the option vesting schedule, if any.

  The existence of this Plan and the Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, spinoffs, or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect Options under the Plan.

  3.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (b) The Administrator shall add such conditions and limitations to any Options to any Participant as is necessary to comply with Section 16(a) and 16(b) of the Securities Exchange Act of 1934, and the rules and regulations thereunder or to obtain any exemption therefrom.

    (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Administrator, be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

  3.5. Taxes. All Options under the Plan are subject to all applicable taxes.

  3.6. Distributions to Disabled Persons. Notwithstanding any other provision of the Plan, if, in the Administrator's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Administrator may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment or distribution shall be in lieu of any such payment to such Participant or other person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

  3.7. Transferability. Options are not transferable prior to exercise, except as designated by the Participant by will or by the laws of descent and distribution. Notwithstanding the foregoing provisions of this subsection, the Administrator may permit transfer of Options under the Plan to be transferred to or for the benefit of the Participant's family, subject to such limits as the Administrator may establish.

  3.8. Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the Company.

  3.9. Limitation of Implied Rights. Neither the Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares are distributed. A Participant shall have only a contractual right to the shares, if any, distributable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person.

  3.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

  3.11. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, by a duly authorized officer of the Board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

  3.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 4

                                 ADMINISTRATOR

  4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Secretary of the Company (the "Administrator") in accordance with this Section.

  4.2. Powers of Administrator. The Administrator will have the authority to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  4.3. Information to be Furnished to Administrator. The Company shall furnish the Administrator with such data and information as may be required for it to discharge its duties. The records of the Company as to the period of a Trustee's service shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Administrator such evidence, data or information as the Administrator considers desirable to carry out the terms of the Plan.

  4.4. Liability and Indemnification of Administrator. The Administrator shall not be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a trustee or employee of the Company. The Administrator and persons acting as the authorized delegates of the Administrator under the Plan, shall be indemnified by the Company, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Administrator or authorized delegates by reason of the performance of an Administrator function if the Administrator or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 5

                           AMENDMENT AND TERMINATION

  The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Option made under the Plan prior to the date such amendment is adopted by the Board.

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P R O X Y

                         SECURITY CAPITAL PACIFIC TRUST

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUSTEES
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 1997

The undersigned hereby appoints each of C. Ronald Blankenship, R. Scot Sellers and Jeffrey A. Klopf, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Security Capital Pacific Trust to be held on June 10, 1997, and at any adjournments or postponements thereof, and to vote at such meeting the common shares of beneficial interest that the undersigned would be entitled to vote if present at such meeting, in accordance with the instructions indicated on the other side of this card; if no instructions are indicated, the shares represented by this proxy will be voted for the election of all listed nominees for Trustee and for the approval of the 1996 Share Option Plan for Outside Trustees and, at the direction of the proxies named above, on any other matter that may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

                            Comments/Address change

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--------------------------------------------------------------------------------

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           (Continued and to be signed and dated on the other side.)
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

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                                                                         |
     Please mark your                                                    |___
[X}  vote as indicated      __
     in this example.       |

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1. The election of the following persons as Trustees:

   Calvin K. Kessler, James H. Polk, III, John C. Schweitzer, James A. Cardwell, John T. Kelley, III, C. Ronald Blankenship and William G. Myers

       [_]  FOR ALL NOMINEES        [_]  WITHHOLD VOTE FROM ALL NOMINEES

FOR ALL NOMINEES, except the following nominees:

                                                         Change of
                                                         Address/Comments
--------------------------------------------        [_]  on Reverse Side

2. The approval of the 1996 Share Option Plan for Outside Trustees.

            [_]  FOR           [_]  AGAINST           [_]  ABSTAIN

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3. To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.
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                                       Please sign exactly as name(s) appears to
                                       the left. If shares are held jointly,
                                       each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.
[Insert Recordholder Information]

                                       -----------------------------------------
                                                       Signature

                                       -----------------------------------------
                                              Signature, if held jointly

                                       Dated: ____________________________, 1997

                                       Please sign, date and return this proxy
                                       card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                           . FOLD AND DETACH HERE .

ADMISSION TICKET                                     ANNUAL MEETING
                                                     OF SHAREHOLDERS
                                                     Tuesday, June 10, 1997
[LOGO SECURITY CAPITAL PACIFIC TRUST]                10:00 a.m. (El Paso time)
                                                     Old El Paso Room
                                                     Seventh Floor
                                                     Norwest Bank El Paso
                                                     El Paso, Texas 79912

[Insert Recordholder Information]


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